Exhibit 99.1

VMware Reports Record Fourth Quarter and Full Year 2013 Results

- Annual Revenue Growth of 13% to a record $5.21 Billion; Fourth Quarter Year-over-Year Growth of 15% to a record $1.48 Billion

- Annual Revenue growth of 17% and Fourth Quarter Year-over-Year Growth of 20%, excluding Pivotal and divestitures in 20131

- Annual Operating Cash Flow increase of 34%; Fourth Quarter Year-over-Year Operating Cash Flow increase of 40%

PALO ALTO, Calif., January 28, 2014 — VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced financial results for the fourth quarter and full year of 2013:

Quarterly Review

•

Revenues for the fourth quarter were $1.48 billion, an increase of 15% from the fourth quarter of 2012. Excluding revenues attributable to Pivotal and all divestitures that occurred in 2013, revenues for the fourth quarter increased 20% from the fourth quarter of 2012.[1]

•

Operating income for the fourth quarter was $374 million, an increase of 48% from the fourth quarter of 2012. Non-GAAP operating income for the fourth quarter was $528 million, an increase of 25% from the fourth quarter of 2012.

•

Net income for the fourth quarter was $335 million, or $0.77 per diluted share, an increase of 62% per diluted share compared to $206 million, or $0.47 per diluted share, for the fourth quarter of 2012. Non-GAAP net income for the quarter was $436 million, or $1.01 per diluted share, an increase of 25% per diluted share compared to $349 million, or $0.81 per diluted share, for the fourth quarter of 2012.

•

Operating cash flows for the fourth quarter were $688 million, an increase of 40% from the fourth quarter of 2012. Free cash flows for the quarter were $590 million, an increase of 44% from the fourth quarter of 2012.

Annual Review

•	Revenues for 2013 were $5.21 billion, an increase of 13% from 2012 or an increase of 17% excluding revenues attributable to Pivotal and all divestitures that occurred in 2013.[1]

•	Operating income for 2013 was $1.09 billion, an increase of 25% from 2012. Non-GAAP operating income for 2013 was $1.77 billion, an increase of 19% from 2012.

•

Net income for 2013 was $1.01 billion, or $2.34 per diluted share, an increase of 36% compared to $746 million, or $1.72 per diluted share, for 2012. Non-GAAP net income for 2013 was $1.46 billion, or $3.37 per diluted share, an increase of 18% per diluted share compared to $1.24 billion, or $2.85 per diluted share, for 2012.

•	Operating cash flows for 2013 were $2.54 billion, an increase of 34% from 2012, and free cash flows for the year were $2.19 billion, an increase of 32% from 2012.

•	Cash, cash equivalents and short-term investments were $6.18 billion and unearned revenues were $4.09 billion as of December 31, 2013.

“Our strong performance throughout 2013 is evidence that our customers are embracing our vision and realizing value from our solutions,” said Pat Gelsinger, chief executive officer, VMware. “In every region of the world, customers are making a long-term bet on VMware to help them transform their businesses for the mobile-cloud world.”

“We delivered record 2013 results as customer demand across all our business offerings continues to thrive,” said Jonathan Chadwick, chief financial officer, VMware. “We have increased our guidance for 2014 and are confident about our opportunities for long-term growth as we help our customers innovate for the future.”

Recent Highlights & Strategic Announcements

•

Following VMworld® 2013 and VMworld 2013 Europe, where VMware hosted a combined total of over 31,000 registered attendees, VMware took VMworld on the road to the Asia Pacific Region and held VMware vForum customer and partner user conferences in six countries hosting 27,000 attendees.

•

Last week VMware announced its intent to acquire AirWatch, the leader in Enterprise Mobile Management and Security. This acquisition will provide customers the most complete end-user computing solution to manage users, devices and applications across desktops and mobile environments. VMware also recently acquired Desktone, Inc., which pioneered Desktop as a Service® (DaaS) to deliver Windows desktops and applications as a cloud service to any user, anywhere, on any device.

•

VMware announced general availability of new and updated Management solutions purpose-built for the cloud, including VMware vCloud® Automation Center™ 6.0, VMware vCenter™ Operations Management Suite™ 5.8 and VMware IT Business Management Suite™. These solutions simplify and automate how IT is managed, helping customers on their journey to deliver IT as a Service.

•

VMware vCloud Hybrid Service™ continues to see good customer traction and momentum having launched its U.K. private beta service in December and opened another new data center in the U.S. VMware also recently announced HIPAA compliance providing healthcare customers the agility and flexibility of vCloud Hybrid Service and the ability to collaborate, share, store and centralize Protected Healthcare Information to operate more efficiently while protecting patient privacy.

•

VMware announced general availability of VMware NSX™, the network virtualization platform, which VMware expects to do for networking what server virtualization did for compute. In addition, VMware announced a partnership with security leader Palo Alto Networks to co-develop a solution that will enable customers to use the VMware NSX platform to automate provisioning and distribution of Palo Alto Networks technologies in their software-defined data centers.

VMware plans to host a conference call today to review its fourth quarter and full year 2013 results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 60 days.

# # #

1 Comparative growth percentages exclude revenues in each period attributable to the products and services contributed to Pivotal Software, Inc. and all divestitures consummated by VMware in 2013.

About VMware

VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2013 revenues of $5.21 billion, VMware has more than 500,000 customers and 55,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

# # #

VMware, VMworld, Desktop as a Service, vCenter, VCenter Operations Management Suite, IT Business Management Suite, vCloud Hybrid Service, NSX, vCloud Automation Center and VMware vCloud are registered trademarks or trademarks of VMware, Inc. in the United States and other jurisdictions. Other marks mentioned herein are trademarks, which are proprietary to VMware, Inc. or another company.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding long-term customer commitments to VMware, VMware’s guidance for 2014 and opportunities for long-term growth, the acquisition of Airwatch, the expected benefits to customers from the AirWatch acquisition, the future availability of announced products and services and their benefits to customers, including VMware’s recently announced HIPAA compliance, and the benefits to customers of VMware’s partnership with Palo Alto Networks. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and promotions and beta programs; (v) VMware’s customers’ ability to transition to, new products and computing strategies such as cloud computing, desktop virtualization and the software-defined data center; (vi) the uncertainty of customer acceptance of emerging technology; (vii) changes in the willingness of customers to enter into longer term licensing and support arrangements; (viii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (ix) changes to product development timelines; (x) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) VMware’s ability to protect its proprietary technology; (xii) VMware’s ability to attract and retain highly qualified employees; (xiii) the successful integration of acquired companies and assets into VMware; (xiv) fluctuating currency exchange rates and (xv) the satisfaction of closing conditions for the AirWatch acquisition, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Joan Stone

VMware Global Communications

joanstone@vmware.com

650-427-4436

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Revenues:
License	$687	$597	$2,270	$2,087
Services	796	696	2,937	2,518

Total revenues	1,483	1,293	5,207	4,605
Operating expenses (1):
Cost of license revenues	47	63	210	237
Cost of services revenues	145	128	520	484
Research and development	284	268	1,082	999
Sales and marketing	507	478	1,815	1,645
General and administrative	122	103	419	368
Realignment charges	4	—	68	—

Operating income	374	253	1,093	872
Investment income	8	6	30	27
Interest expense with EMC	(1)	(1)	(4)	(5)
Other income (expense), net	—	2	28	(1)

Income before income taxes	381	260	1,147	893
Income tax provision	46	54	133	147

Net income	$335	$206	$1,014	$746

Net income per weighted-average share, basic for Class A and Class B	$0.78	$0.48	$2.36	$1.75
Net income per weighted-average share, diluted for Class A and Class B	$0.77	$0.47	$2.34	$1.72
Weighted-average shares, basic for Class A and Class B	430,174	427,266	429,093	426,658
Weighted-average shares, diluted for Class A and Class B	433,621	433,205	433,415	433,974

(1) Includes stock-based compensation as follows:
Cost of license revenues	$—	$1	$2	$2
Cost of services revenues	8	7	29	28
Research and development	62	63	227	210
Sales and marketing	38	39	144	150
General and administrative	14	14	56	48
Realignment charges	—	—	6	—

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$2,305	$1,609
Short-term investments	3,870	3,022
Accounts receivable, net of allowance for doubtful accounts of $2 and $4	1,220	1,151
Due from related parties, net	—	68
Deferred tax asset	190	179
Other current assets	96	91

Total current assets	7,681	6,120
Property and equipment, net	845	665
Other assets, net	107	128
Deferred tax asset	60	103
Intangible assets, net	607	732
Goodwill	3,027	2,848

Total assets	$12,327	$10,596

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$109	$90
Accrued expenses and other	608	644
Due to related parties, net	18	—
Unearned revenues	2,558	2,196

Total current liabilities	3,293	2,930
Note payable to EMC	450	450
Unearned revenues	1,534	1,265
Other liabilities	234	211

Total liabilities	5,511	4,856
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 130,349 and 128,688 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	3,496	3,432
Accumulated other comprehensive income	4	6
Retained earnings	3,312	2,298

Total stockholders’ equity	6,816	5,740

Total liabilities and stockholders’ equity	$12,327	$10,596

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Operating activities:
Net income	$335	$206	$1,014	$746
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76	93	337	355
Stock-based compensation	122	124	454	426
Excess tax benefits from stock-based compensation	(10)	(27)	(70)	(138)
Deferred income taxes, net	15	(4)	56	(74)
Non-cash realignment charges	—	—	15	—
Gain on disposition of certain lines of business and other, net	—	—	(31)	—
Other	4	4	7	2
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(431)	(470)	(71)	(268)
Other assets	13	9	(59)	(112)
Due to/from related parties, net	(23)	(22)	60	6
Accounts payable	14	(2)	30	24
Accrued expenses	93	85	1	22
Income taxes receivable from EMC	1	19	17	19
Income taxes payable	23	11	19	138
Unearned revenues	456	467	756	751

Net cash provided by operating activities	688	493	2,535	1,897

Investing activities:
Additions to property and equipment	(98)	(82)	(345)	(234)
Purchases of available-for-sale securities	(953)	(469)	(3,181)	(3,189)
Sales of available-for-sale securities	527	227	1,599	1,880
Maturities of available-for-sale securities	120	134	717	902
Proceeds from disposition of certain lines of business	—	—	37	—
Business acquisitions, net of cash acquired	(105)	—	(289)	(1,344)
Other investing	1	(37)	(10)	(50)

Net cash used in investing activities	(508)	(227)	(1,472)	(2,035)

Financing activities:
Proceeds from issuance of common stock	12	39	197	253
Repurchase of common stock	(116)	(160)	(508)	(467)
Excess tax benefits from stock-based compensation	10	27	70	138
Shares repurchased for tax withholdings on vesting of restricted stock	(44)	(43)	(126)	(133)

Net cash used in financing activities	(138)	(137)	(367)	(209)

Net increase (decrease) in cash and cash equivalents	42	129	696	(347)
Cash and cash equivalents at beginning of the period	2,263	1,480	1,609	1,956

Cash and cash equivalents at end of the period	$2,305	$1,609	$2,305	$1,609

VMware, Inc.

SUPPLEMENTAL REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	For the Three Months Ended				For the Three Months Ended				For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2013	2013	2013	2013	2012	2012	2012	2012	2013	2012
Revenues as reported (1):
License	$687	$564	$531	$488	$597	$491	$517	$482	$2,270	$2,087
Software maintenance	699	644	614	605	591	551	519	492	2,563	2,153
Professional services	97	81	98	98	105	92	87	81	374	365

Total revenues	$1,483	$1,289	$1,243	$1,191	$1,293	$1,134	$1,123	$1,055	$5,207	$4,605

Change (%) over prior year
License	15.1%	14.8%	2.6%	1.3%	16.1%	10.7%	11.3%	15.0%	8.7%
Software maintenance	18.3%	16.9%	18.3%	23.0%	27.5%	29.0%	34.4%	35.3%	19.0%
Professional services	-8.4%	-11.4%	13.4%	20.8%	27.0%	28.6%	23.7%	33.0%	2.5%

Total revenues	14.7%	13.7%	10.7%	12.9%	22.0%	20.4%	21.9%	25.1%	13.1%

Revenues as reported, excluding Pivotal (2)
License	$687	$564	$531	$485	$589	$486	$508	$478	$2,266	$2,061
Software maintenance	699	644	614	601	587	546	515	489	2,559	2,137
Professional services	97	81	98	84	77	72	68	69	360	287

Total revenues	$1,483	$1,289	$1,243	$1,170	$1,253	$1,104	$1,091	$1,036	$5,185	$4,485

Change (%) over prior year
License	16.6%	16.0%	4.4%	1.5%	15.7%	11.2%	9.8%	15.1%	10.0%
Software maintenance	19.2%	17.8%	19.3%	23.0%	27.5%	28.9%	34.3%	35.0%	19.7%
Professional services	24.5%	14.0%	45.1%	19.8%	6.4%	12.3%	8.3%	24.3%	25.6%

Total revenues	18.3%	16.8%	14.0%	12.8%	20.3%	19.4%	20.0%	24.4%	15.6%

Revenues as reported, excluding Pivotal and all dispositions (3)
License	$687	$562	$526	$476	$581	$479	$500	$471	$2,251	$2,031
Software maintenance	699	642	611	590	574	535	504	478	2,542	2,090
Professional services	97	81	98	83	77	70	67	69	359	284

Total revenues	$1,483	$1,285	$1,235	$1,149	$1,232	$1,084	$1,071	$1,018	$5,152	$4,405

Change (%) over prior year
License	18.2%	17.3%	5.3%	1.1%	16.0%	11.8%	9.2%	14.5%	10.9%
Software maintenance	21.8%	20.0%	21.3%	23.4%	27.2%	28.5%	33.1%	33.7%	21.6%
Professional services	24.8%	15.4%	45.6%	19.9%	6.3%	11.3%	8.1%	24.3%	26.2%

Total revenues	20.3%	18.5%	15.4%	12.9%	20.3%	19.4%	19.2%	23.5%	16.9%

Reconciliation of “revenues as reported” to “revenues as reported, excluding Pivotal and all dispositions”:
Revenues as reported, excluding Pivotal and all dispositions (3)	$1,483	$1,285	$1,235	$1,149	$1,232	$1,084	$1,071	$1,018	$5,152	$4,405
Pivotal	—	—	—	22	40	30	32	19	22	120
All dispositions	—	4	8	20	21	20	20	18	33	80

Revenues as reported (1)	$1,483	$1,289	$1,243	$1,191	$1,293	$1,134	$1,123	$1,055	$5,207	$4,605

(1)	Represents revenues reported each quarter.
(2)	Represents revenues reported each quarter less the revenues attributable to products and services contributed by VMware to Pivotal Software, Inc. (“Pivotal”) on April 1, 2013. All quarters have been adjusted to exclude the related revenues.
(3)	Represents revenues reported each quarter less a) the revenues attributable to products and services contributed by VMware to Pivotal on April 1, 2013 and b) the revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related revenues.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Unearned revenues as reported (1)
License	$465	$415	$427	$446	$463	$366	$376	$373
Software maintenance	3,304	2,937	2,903	2,797	2,755	2,415	2,357	2,246
Professional services	323	284	266	247	243	212	209	189

Total unearned revenues	$4,092	$3,636	$3,596	$3,490	$3,461	$2,993	$2,942	$2,808

Change (%) over prior year
License	0.5%	13.3%	13.7%	19.6%	18.9%	35.8%	56.5%	48.4%
Software maintenance	19.9%	21.6%	23.2%	24.5%	29.1%	33.8%	39.8%	41.3%
Professional services	33.1%	34.3%	26.8%	30.6%	30.8%	32.5%	37.9%	37.3%

Total unearned revenues	18.3%	21.5%	22.2%	24.3%	27.8%	34.0%	41.6%	41.9%

Unearned revenues as reported, excluding Pivotal and all dispositions (2)
License	$465	$414	$427	$407	$414	$327	$336	$352
Software maintenance	3,304	2,933	2,903	2,736	2,671	2,346	2,289	2,189
Professional services	323	285	266	246	241	210	207	186

Total unearned revenues	$4,092	$3,632	$3,596	$3,389	$3,326	$2,883	$2,832	$2,727

Change (%) over prior year
License	12.3%	26.4%	27.1%	15.7%	11.6%	25.9%	49.4%	45.4%
Software maintenance	23.7%	25.0%	26.8%	25.0%	28.5%	33.3%	38.7%	40.4%
Professional services	34.4%	35.7%	28.7%	31.7%	30.8%	31.9%	36.2%	36.0%

Total unearned revenues	23.0%	26.0%	27.0%	24.3%	26.3%	32.3%	39.7%	40.7%

Reconciliation of “unearned revenues as reported” to “unearned revenues as reported, excluding Pivotal and all dispositions”:
Unearned revenues as reported, excluding Pivotal and all dispositions (2)	$4,092	$3,632	$3,596	$3,389	$3,326	$2,883	$2,832	$2,727
Pivotal and all dispositions	—	4	—	101	135	110	110	81

Unearned revenues as reported (1)	$4,092	$3,636	$3,596	$3,490	$3,461	$2,993	$2,942	$2,808

(1)	Represents unearned revenues reported each quarter.
(2)	Represents unearned revenues reported each quarter less a) the unearned revenues attributable to products and services contributed by VMware to Pivotal on April 1, 2013 and b) the unearned revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related unearned revenues.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2013

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$47	—	—	(23)	—	—	—	$24
Cost of services revenues	$145	(8)	—	—	—	—	—	$137
Research and development	$284	(62)	(1)	(1)	—	—	—	$220
Sales and marketing	$507	(38)	—	(1)	—	—	—	$468
General and administrative	$122	(14)	—	—	—	(2)	—	$106
Realignment charges	$4	—	—	—	(4)	—	—	$—
Operating income	$374	122	1	25	4	2	—	$528
Operating margin (2)	25.2%	8.2%	0.1%	1.7%	0.3%	0.1%	—	35.6%
Income before income taxes	$381	122	1	25	4	2	—	$535
Income tax provision	$46						53	$99
Tax rate (2)	12.1%							18.5%
Net income	$335	122	1	25	4	2	(53)	$436
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.78	$0.28	$—	$0.06	$0.01	$—	$(0.12)	$1.01
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.77	$0.28	$—	$0.06	$0.01	$—	$(0.11)	$1.01

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Operating margin, tax rate and net income per weighted-average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,174 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 433,621 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2012

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$63	(1)	—	(25)	—	(13)	—	$24
Cost of services revenues	$128	(7)	—	(1)	—	—	—	$120
Research and development	$268	(63)	(1)	(1)	—	—	—	$203
Sales and marketing	$478	(39)	(1)	(3)	—	—	—	$435
General and administrative	$103	(14)	(1)	—	(1)	—	—	$87
Operating income	$253	124	3	30	1	13	—	$424
Operating margin (3)	19.5%	9.6%	0.3%	2.4%	—	1.0%	—	32.8%
Income before income taxes	$260	124	3	30	1	13	—	$431
Income tax provision	$54						28	$82
Tax rate (3)	20.8%							19.0%
Net income	$206	124	3	30	1	13	(28)	$349
Net income per weighted-average share, basic for Class A and Class B (3) (4)	$0.48	$0.29	$0.01	$0.07	$—	$0.03	$(0.06)	$0.82
Net income per weighted-average share, diluted for Class A and Class B (3) (5)	$0.47	$0.29	$0.01	$0.07	$—	$0.03	$(0.06)	$0.81

(1)	For the fourth quarter of 2012, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $13.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Operating margin, tax rate and net income per weighted-average share information are calculated based upon the respective underlying, non-rounded data.
(4)	Calculated based upon 427,266 basic weighted-average shares for Class A and Class B.
(5)	Calculated based upon 433,205 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2013

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Capitalized Software Development Costs (1)	Gain on Disposition of Certain Lines of Business & Other, Net	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$210	(2)	—	(90)	—	—	(34)	—	—	$84
Cost of services revenues	$520	(29)	(1)	(2)	—	—	—	—	—	$488
Research and development	$1,082	(227)	(4)	(4)	—	—	—	—	—	$847
Sales and marketing	$1,815	(144)	(3)	(7)	—	—	—	—	—	$1,661
General and administrative	$419	(56)	(2)	—	—	(5)	—	—	—	$356
Realignment charges	$68	—	—	—	(68)	—	—	—	—	$—
Operating income	$1,093	458	10	103	68	5	34	—	—	$1,771
Operating margin (3)	21.0%	8.8%	0.2%	2.0%	1.3%	—	0.7%	—	—	34.0%
Other income (expense), net	$28	—	—	—	—	—	—	(31)	—	$(3)
Income before income taxes	$1,147	458	10	103	68	5	34	(31)	—	$1,794
Income tax provision	$133								199	$332
Tax rate (3)	11.6%									18.5%
Net income	$1,014	458	10	103	68	5	34	(31)	(199)	$1,462
Net income per weighted-average share, basic for Class A and Class B (3) (4)	$2.36	$1.07	$0.02	$0.24	$0.16	$0.01	$0.08	$(0.07)	$(0.46)	$3.41
Net income per weighted-average share, diluted for Class A and Class B (3) (5)	$2.34	$1.06	$0.02	$0.24	$0.16	$—	$0.08	$(0.07)	$(0.46)	$3.37

(1)	For the year ended December 31, 2013, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $34.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Operating margin, tax rate and net income per weighted-average share information are calculated based upon the respective underlying, non-rounded data.
(4)	Calculated based upon 429,093 basic weighted-average shares for Class A and Class B.
(5)	Calculated based upon 433,415 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2012

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$237	(2)	—	(72)	—	(71)	—	$92
Cost of services revenues	$484	(28)	(1)	(4)	—	—	—	$451
Research and development	$999	(210)	(6)	(4)	—	—	—	$779
Sales and marketing	$1,645	(150)	(5)	(12)	—	—	—	$1,478
General and administrative	$368	(48)	(2)	—	(4)	—	—	$314
Operating income	$872	438	14	92	4	71	—	$1,491
Operating margin (3)	18.9%	9.5%	0.3%	2.0%	0.2%	1.5%	—	32.4%
Income before income taxes	$893	438	14	92	4	71	—	$1,512
Income tax provision	$147						129	$276
Tax rate (3)	16.5%							18.3%
Net income	$746	438	14	92	4	71	(129)	$1,236
Net income per weighted-average share, basic for Class A and Class B (3) (4)	$1.75	$1.03	$0.03	$0.22	$0.01	$0.17	$(0.31)	$2.90
Net income per weighted-average share, diluted for Class A and Class B (3) (5)	$1.72	$1.01	$0.03	$0.21	$0.01	$0.16	$(0.29)	$2.85

(1)	For the year ended December 31, 2012, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $71.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Operating margin, tax rate and net income per weighted-average share information are calculated based upon the respective underlying, non-rounded data.
(4)	Calculated based upon 426,658 basic weighted-average shares for Class A and Class B.
(5)	Calculated based upon 433,974 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUES BY TYPE

(in millions)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Revenues:
License	$687	$597	$2,270	$2,087
Services:
Software maintenance	699	591	2,563	2,153
Professional services	97	105	374	365

Total services	796	696	2,937	2,518

Total revenues	$1,483	$1,293	$5,207	$4,605

Percentage of revenues:
License	46.3%	46.1%	43.6%	45.3%
Services:
Software maintenance	47.2%	45.7%	49.2%	46.8%
Professional services	6.5%	8.2%	7.2%	7.9%

Total services	53.7%	53.9%	56.4%	54.7%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUES BY GEOGRAPHY

(in millions)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Revenues:
United States	$712	$639	$2,485	$2,229
International	771	654	2,722	2,376

Total revenues	$1,483	$1,293	$5,207	$4,605

Percentage of revenues:
United States	48.0%	49.4%	47.7%	48.4%
International	52.0%	50.6%	52.3%	51.6%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
GAAP cash flows from operating activities	$688	$493	$2,535	$1,897
Capital expenditures	(98)	(82)	(345)	(234)

Free cash flows	$590	$411	$2,190	$1,663

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, we have disclosed in this press release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items and the net effect of the amortization and capitalization of software development costs and gain on disposition of certain lines of business and other net, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

We have also presented in this press release quarterly and annual historical data for revenue and unearned revenue, excluding revenue generated each period by the products and services contributed to Pivotal Software, Inc. on April 1, 2013 and the products and services associated with the divestures consummated by us in 2013. We believe these measures are useful to investors because they allow investors to make meaningful comparisons of our revenues and unearned revenues across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude expenses and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Additionally, in order to establish the amount of expense to recognize for performance-based stock awards, which are also an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.

•

Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•

Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•

Realignment charges: Realignment charges include workforce reductions, asset impairments and losses on asset disposals, and costs to exit facilities. We believe it is useful to exclude these items, when significant, as they are not reflective of our ongoing business and operating results.

•

Acquisition and other-related items. Acquisition and other -related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees, which vary significantly and are unique to each transaction. Additionally, VMware does not acquire or dispose of businesses on a predictable cycle.

•

Capitalized software development costs. Capitalized software development costs encompass capitalization of development costs and the subsequent amortization of the capitalized costs over the useful life of the product. Amortization and capitalization of software development costs can vary significantly depending upon the timing of products reaching technological feasibility and being made generally available. We did not capitalize software development costs related to product offerings in either fiscal year 2013 or fiscal year 2012 given our current go-to-market strategy. In future periods, we do not expect amortization expense as previously capitalized software development costs have become fully amortized.

•

Gain on disposition of certain lines of business and other, net. In 2013, we recognized a gain as a result of exiting certain lines of business under our business realignment plan, which was partially offset by a charge recognized for a non–recoverable strategic investment. These transactions resulted in a net gain of $31 million. To the extent that significant gains or losses are realized on such dispositions and strategic investments, they do not occur on a predictable cycle, and such gains and losses are not reflective of our ongoing business and operating results.

•

Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating our non-GAAP income. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Additionally, we believe that the non-GAAP financial measure free cash flows is meaningful to investors because we review cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.